                                                                   EXHIBIT (b).2

                                                                    Confidential


Presentation to:



INSIGNIA PROPERTIES TRUST


Board of Trustees


REGARDING "P-13-A"



October 1, 1998




LEHMAN BROTHERS

TABLE OF CONTENTS
================================================================================

               I.   EXECUTIVE SUMMARY

               ----------------------------------------------------------------

               II.  IPT VALUATION

               ----------------------------------------------------------------

               III. AIMCO VALUATION

               ----------------------------------------------------------------

               IV.  SUMMARY

               ----------------------------------------------------------------

               V.   FINANCIAL ANALYSIS

               ----------------------------------------------------------------






LEHMAN BROTHERS

EXECUTIVE SUMMARY
===============================================================================

KEY TERMS

-------------------------------------------------------------------------------
Transaction:          Merger of Insignia Properties Trust("IPT") with AIMCO
-------------------------------------------------------------------------------
Purchase Price:       AIMCO's Option:
                      $13.25 per IPT share in cash; or
                      $13.28 per IPT share in AIMCO common stock
-------------------------------------------------------------------------------
Total Consideration:  $291,076,428      Insignia/AIMCO ownership interest
                      $151,227,571      Other shareholders
                      ------------

                      $442,303,999      Total Equity
                      $(19,500,000)     Cash less corporate-level debt assumed
                      ------------

                      $422,803,999      Net Consideration
-------------------------------------------------------------------------------
Collar: Maximum AIMCO exchange value = average AIV closing price for 10 trading day period ending the earlier of closing or 12/31/98
-------------------------------------------------------------------------------




LEHMAN BROTHERS

EXECUTIVE SUMMARY
===============================================================================

SUMMARY OF CONCLUSION

o The overall transaction value represents a multiple of 12.0x budgeted 1998 FFO and 11.6x projected 1999 FFO.

     -- The transaction value of $13.25 per share compares favorably to a valuation of IPT using other valuation methodologies and is consistent with the conclusions of our original opinion in March 1998.


----------------------------------------------------------------------------------------

                                 Updated Opinion (10/1/98)    Original Opinion (3/17/98)
                                 -------------------------    --------------------------

Methodology                        Range           Mean           Range          Mean
-----------                        -----           ----           -----          ----

Public Comparables              $9.23-$11.86      $10.83       $10.45-$13.86    $11.88

Comparable Transactions        $10.83-$15.96      $13.57       $10.56-$15.40    $12.87

Net Asset Value                $12.09-$13.74      $12.79       $11.21-$12.88    $12.00

----------------------------------------------------------------------------------------




LEHMAN BROTHERS

IPT VALUATION
================================================================================

COMPARABLE COMPANY ANALYSIS

o IPT Transaction Multiple of 11.6x 1999 projected FFO represents a 22.1% premium to average FFO multiple.

o Premium valuation justified by built-in acquisition opportunities in partnerships, lack of significant entity-level debt.


                                                   Valuation                                              FFO Per Share Growth %
                                      --------------------------------------                             -------------------------
                                                FFO Multiple   AFFO Multiple
                               Price     Div.   ------------   -------------   '98 Payout      Debt/     1998/    1999/    Mult./
                              9/29/98   Yield   1998    1999   1998     1999   Ratio (FFO)   Tot. Cap.   1997     1998    Gr. Rate
                              -------   -----   ----    ----   ----     ----   -----------   ---------   -----    -----   --------
                                         (1)                                                              (2)                (3)
==================================================================================================================================
APARTMENT INVST. & MGNT.        17.25    6.3%   10.9     9.4   11.9     10.2      56.8%        40.8%     22.7%    16.1%      58%
==================================================================================================================================
Archstone Communities           21.25    6.8%   11.8    10.4   12.8     11.2      69.6%        37.1%     11.8%    10.3%      78%
----------------------------------------------------------------------------------------------------------------------------------
Avalon Bay Communities          14.25    5.4%   11.9    10.3   13.5     11.5      61.6%        46.6%     17.1%    15.3%      67%
----------------------------------------------------------------------------------------------------------------------------------
Merry Land & Inv.               22.94    7.7%   10.5     9.8   11.4     10.6      69.8%        36.1%      3.8%     7.8%     126%
----------------------------------------------------------------------------------------------------------------------------------
Equity Residential              43.25    6.7%   10.7     9.7   12.0     10.7      60.0%        43.8%      9.8%    10.4%      93%
----------------------------------------------------------------------------------------------------------------------------------
Camden Property Tr.             28.56    7.2%    9.7     8.8   10.2      9.2      62.0%        39.3%     12.6%    10.5%      84%
----------------------------------------------------------------------------------------------------------------------------------
United Dominion                 12.38    8.7%    8.7     8.1   10.3      9.5      69.1%        53.4%      4.4%     7.0%     116%
----------------------------------------------------------------------------------------------------------------------------------

AVERAGE WITHOUT AIMCO                    7.1%   10.6     9.5   11.7     10.4      65.3%        42.7%      9.9%    10.7%      94%

AVERAGE WITH AIMCO                       7.0%   10.6     9.5   11.7     10.4      64.1%        42.4%     11.7%    11.5%      89%

---------------
Notes:
(1)  Dividend yield is based on the current quarterly dividend annualized.
(2)  Per share growth rates based on First Call consensus estimates.
(3)  1999 FFO multiple estimate divided by 1999 per share FFO growth rate.


LEHMAN BROTHERS                        3

IPT VALUATION
================================================================================
VALUATION OF IPT - COMPARABLE TRANSACTION ANALYSIS

o 11.6x IPT transaction multiple is on par with the average transaction multiple.

o Comparable transactions already reflect 5%-15% premium over target's per-merger stock price.

--------------------------------------------------------------------------------------------------------
TRANSACTION:                            ANNOUNCEMENT        TRANSACTION SIZE         FFO       EQUITY(1)
ACQUIRER/ACQUIREE                           DATE                 ($MM)             MULTIPLE     PREMIUM
------------------------------------    ------------        ----------------       --------    ---------
Equity Residential/                       7/08/98               $ 2,180              11.3x       17.7%
 Merry Land & Inv.

Bay Apartment Communities/                3/08/98               $ 2,020              N/A(2)      N/A(2)
 Avalon Properties

Security Capital Pacific/                 4/02/98               $ 1,100              12.2x       15.0%
 Security Capital Atlantic

Equity Residential/                       8/27/97               $ 1,066.1            14.0x       18.3%
 Evans Withycombe

Equity Residential/                       1/16/97               $   883.1            12.8x       10.7%
 Wellsford Residential

Post Properties/                           8/1/97               $   551.2            13.0x        5.6%
 Columbus Realty Trust

Camden Property Trust/                   12/16/96               $   583.3            12.4x       13.9%
 Paragon Group

United Dominion/                          10/1/96               $   567.6            10.3x       11.4%
 South West Property Trust

BRE Properties/                          10/11/95               $   191.6            11.7x       14.4%
 REIT of California

Wellsford Residential/                     8/3/94               $   119.7             9.6x        7.1%
 Holly Residential
--------------------------------------------------------------------------------------------------------
MEAN                                                                                 11.9x       12.7%

MEDIAN                                                                               12.2x       13.9%
--------------------------------------------------------------------------------------------------------

(1) Equals value of acquiror's shares divided by target's 20 day average share price prior to merger announcement.
(2) Merger of equals; not applicable.


                                       4
LEHMAN BROTHERS

IPT VALUATION
================================================================================

VALUE OF IPT - LIQUIDATION ANALYSIS

(in thousands except per share)

                                             BASE CASE(1)                    AGGRESSIVE(2)                    CONSERVATIVE(3)
                                    ------------------------------   ------------------------------   ------------------------------
                                                       34.96%                           35.01%                           34.89%
                                     AGGREGATE      IPLP PORTION      AGGREGATE      IPLP PORTION      AGGREGATE      IPLP PORTION
                                    PARTNERSHIPS   OF PARTNERSHIPS   PARTNERSHIPS   OF PARTNERSHIPS   PARTNERSHIPS   OF PARTNERSHIPS
                                    ------------------------------   ------------------------------   ------------------------------
Real Estate Value of Property
  Portfolio                         $ 1,567,362        $  561,053    $ 1,644,970      $   588,893     $ 1,492,259      $ 534,294
Less: Mortgage Notes & Interest
      Payable(4)                       (662,240)         (244,082)      (662,240)        (244,082)       (662,240)      (244,082)
                                    -----------------------------    ----------------------------     --------------------------
Equity Value of Property Portfolio      905,122           316,972        982,730          344,811         830,019        290,212
Plus: Book Value of Net Working
      Capital(4)                        142,839            49,929        142,839           49,247         142,839         49,247
                                    -----------------------------    ----------------------------     --------------------------
Equity Value                        $ 1,047,961         $ 366,901    $ 1,125,569      $   394,058     $   972,859      $ 339,459
Plus: Estimated Value of
      Non-Investment Partnerships                           1,000                           1,000                          1,000
Plus: Book Value of AMIT Assets                            39,000                          39,000                         39,000
Less: Corporate-Level Debt                                (30,000)                        (30,000)                       (30,000)
Plus: Current IPLP Cash Balance                            49,500                          49,500                         49,500
                                                        ---------                     -----------                      ---------
NET ASSET VALUE OF IPLP                                 $ 426,401                     $   453,558                      $ 398,959
AGGREGATE IPLP UNITS OUTSTANDING                           32,999                          32,999                         32,999
VALUE PER IPT SHARE/UNIT                                $   12.92                     $     13.74                      $   12.09
1998 Projected FFO                                      $  32,510                     $    32,510                      $  32,510
1998E FFO MULTIPLE                                           13.1x                           14.0x                          12.3x

(1) Property values based on 1998 projected NOI and blended cap rate of 9.95%.
(2) Property values based on 1998 projected NOI and blended cap rate of 9.45%.
(3) Property values based on 1998 projected NOI and blended cap rate of 10.45%.
(4) Balance sheet information as of 8/31/98.


LEHMAN BROTHERS                        5

IPT VALUATION
================================================================================

AIMCO VALUATION OVERVIEW

o    AIMCO common trades in line with other valuation measures.

--------------------------------------------------------------------------------
                             Transaction Valuation
--------------------------------------------------------------------------------
METHODOLOGY                       RANGE OF PER SHARE EQUITY VALUES-AIMCO
-------------------------- -----------------------------------------------------

                               Updated Opinion             Original Opinion
                               ---------------             ----------------

Public Comparables              $32.08-$41.18               $30.78-$40.82

Net Asset Value                 $30.68-$34.93               $29.68-$33.87

DCF Analysis                    $33.09-$40.31               $32.03-$38.55

Stock Trading Analysis          $35.19-$37.79               $32.66-$36.50

AIMCO STOCK PRICE                  $37.25                      $35.00

--------------------------------------------------------------------------------





LEHMAN BROTHERS                        6

AIMCO VALUATION
================================================================================

AIMCO VALUATION - COMPARABLE COMPANY ANALYSIS

o AIMCO continues to compare favorably to comparables based on numerous valuation benchmarks.

o    Comparable universe (same as those for IPT):

     --   Archstone Communities

     --   Avalon Bay Communities

     --   Equity Residential

     --   Camden Property Trust

     --   Merry Land & Investment

     --   United Dominion Realty

     --   BRE Properties - no longer a comp due to regional concentration

o    Each company has meaningful differences.

o    Average 1999E FFO multiple: 9.5x (vs. AIMCO at 9.4x)

     --   In March, AIMCO's 1998E FFO multiple was 10.4x (versus the comps at
          10.8x)

o   Also in the middle of the range on:

     --   Dividend yield (6.3%)

     --   FFO payout ratio (56.8%)

     --   Debt-to-market-cap (40.8%)


LEHMAN BROTHERS                        7

AIMCO VALUATION
================================================================================

AIMCO VALUATION - DISCOUNTED CASH FLOW ANALYSIS

o Based on projections provided by AIMCO's management for the calendar years 1998 through 2002.

     --   AIMCO does not modify its projections in mid-year.

     --   Adjusted model to account for 6 months' time value of money.

o    Assumptions:

     --   Equity costs of capital of 15.0% to 17.0%.

     -- Terminal FFO multiples of 9.0x to 11.0x (changed from March analysis of 11.0x to 13.0x).

o    Range of present values per share of $33.09 to $39.97.

                                  SENSITIVITY:
                                  ------------
                                                           TERMINAL MULTIPLE
                                                        9.0x     10.0x     11.0x
                                                   -----------------------------
                                 DISCOUNT    15.0%   $ 35.23   $ 37.60   $ 39.97
                                   RATE      16.0%   $ 34.14   $ 36.42   $ 38.70
                                             17.0%   $ 33.09   $ 35.29   $ 37.48






LEHMAN BROTHERS                        8

AIMCO VALUATION
================================================================================

AIMCO VALUATION - NET ASSET VALUE ANALYSIS

o    Range of net asset values ("NAVs")

     -- Value of assets adjusted for debt outstanding, preferred stock, net working capital.

     --   Cap rates of 8.75% to 9.25% on real estate.

     --   Multiples of 8.0x to 12.0x of EBITDA on management business.

     -- Adjusted NOIs to reflect passage of 6 months' time at 4% annual increase rate.

o    Range of values: $30.67 to $34.92 (versus $29.68 to $33.67 per share).

     --   Premium of approximately 7% to 21% of NAV based on $37.25 per share.

     --   NAV premium was 3% to 18% in March.

o    Common for REITs to trade at premium to NAV.

     -- Reflects franchise value associated with management's ability to grow FFO per share.

     -- Many REITs trade at reduced premiums (or in some cases discounts) to NAV due to recent downturn in the REIT market.





LEHMAN BROTHERS                        9

AIMCO VALUATION
================================================================================

AIMCO VALUATION - STOCK TRADING ANALYSIS

                  AIMCO Stock Price Performance IPO to Present

                                [GRAPH TO COME]

                 AIMCO Average Stock Price Over Various Periods

                    CLOSE          AVERAGE
                    -----          -------
9/25/98             $37.25
One Week             34.06         $36.50
One Month            38.75          35.19
Three Months         37.81          37.51
Six Months           37.44          37.79
One Year             35.38          36.96


LEHMAN BROTHERS                        10

AIMCO VALUATION
================================================================================

AIMCO INSTITUTIONAL OWNERSHIP PROFILE

INSTITUTIONAL OWNERS                                                             SHARES              VALUE
------------------------------------------------------------                  -------------      -------------

Cohen & Steers Capital Management, Inc.                                           4,431,700      $ 151,785,728
Security Capital Global Capital Management Group Inc.                             3,429,418        117,457,568
FMR Corporation (Fidelity Management & Research Corp)                             2,740,000         93,845,000
Cra Real Estate Securities, LP                                                    1,725,300         59,091,524
Capital Research And Management Company                                           1,617,000         55,382,248
Warburg Pincus Asset Management, Inc.                                               908,543         31,117,598
Security Capital Global Capital Management Group Inc.                               858,000         29,386,500
Capital Growth Management                                                           775,000         26,543,750
RREEF America, L.L.C.                                                               711,973         24,385,076
Strong Capital Management, Inc.                                                     655,800         22,461,150
Stichting Pensionfunds ABP                                                          649,373         22,241,026
Vanguard Group, Inc. (The)                                                          595,970         20,411,972
Barclays Bank Plc                                                                   587,258         20,113,586
Fund Asset Management Inc.                                                          546,980         18,734,064
Trainer, Wortham & Company                                                          522,650         17,900,762
Aeltus Investment Management Inc.                                                   503,300         17,238,024
John Hancock Advisers, Inc.                                                         480,400         16,453,700
Franklin Resources, Inc.                                                            478,057         16,373,452
Russell (Frank) Company Inc.                                                        464,915         15,923,339
Putnam Investment Management, Inc.                                                  464,500         15,909,125
Travelers Group Inc.                                                                459,859         15,750,171
Morgan (J.P.) & Company Incorporated                                                406,307         13,916,015
State Street Boston Corporation                                                     388,541         13,307,529
Ohio - State Teachers Retirement System                                             372,213         12,748,295
Invesco Management & Research, Inc.                                                 363,200         12,439,600
Price, T. Rowe Associates                                                           351,435         12,036,649
Davis Selected Advisers, LP                                                         337,368         11,554,854
Prudential Insurance Co. of America                                                 286,400          9,809,200
Advisory Research, Inc.                                                             277,632          9,508,896
Standish, Ayer & Wood, Inc                                                          272,700          9,339,975
General Motors Investment Management Corporation                                    272,212          9,323,261
Kirr, Marbach & Company                                                             270,450          9,262,912
Pioneering Management Corporation                                                   250,000          8,562,500

Other (Less than 250,000 shares each)                                             5,920,908      $ 202,791,099
                                                                              -------------      -------------
TOTAL INSTITUTIONAL HOLDINGS                                                     33,375,362      1,143,106,148
                                                                              =============      =============


LEHMAN BROTHERS                          11

SUMMARY
================================================================================

CONCLUSIONS

o Based upon the analyses summarized herein, Lehman Brothers is of the opinion that the consideration to be received by to the holders of IPT shares of beneficial interest (other than AIMCO and its affiliates) in the proposed transaction is fair, from a financial point of view.

     -- Copies of Lehman Brothers' actual opinion will be forwarded to counsel, and contain a number of important assumptions and limiting conditions customary for such opinions.

     -- Lehman Brothers' opinion addresses only the fairness of the proposed consideration from a financial point of view, and not the Company's underlying business decision as to whether to proceed with the transaction.

     -- Lehman Brothers' opinion does not address the fairness of the allocations of the Insignia merger consideration between the holders of Insignia common stock and the holders of IPT shares of beneficial interest. Pursuant to our letter dated March 17, 1998, we did opine as to the reasonableness of the allocations of the Insignia merger consideration between the holders of Insignia common stock and the holders of IPT shares of beneficial interest.

o Disclosure of conflicts: Lehman Brothers and certain of its executive officers own equity positions in IPT. In addition, Lehman Brothers is a lender under the Company's and IFS' credit facilities, and has committed to provide a credit facility to AIMCO, the proceeds of which are intended to be used to refinance certain liabilities assumed in the IFS/AIMCO merger.






LEHMAN BROTHERS                       12

FINANCIAL ANALYSES
================================================================================

IPT LIQUIDATION ANALYSIS - BASE CASE PARTNERSHIP VALUATION SUMMARY


                                                                 CAP        1998 NOI      1998 NOI       APARTMENT       COMMERCIAL
INVESTMENT PARTNERSHIP                               UNITS       RATE       APARTMENTS    COMMERCIAL       VALUE            VALUE
----------------------                              -------     ------     -----------    -----------  -------------    -----------

Consolidated Capital Growth Fund                      1,667      10.20%      6,064,159                    59,441,467             --
Consolidated Capital Institutional Properties         3,469      10.23%     11,902,292      1,682,159    116,336,581     16,441,928
Consolidated Capital Institutional Properties/2         856       9.01%      3,385,436      6,138,869     37,562,539     68,112,795
Consolidated Capital Institutional Properties/3       1,498      10.05%      6,377,072        867,080     63,459,518      8,628,486
Consolidated Capital Properties III                     651      10.04%      2,013,205        475,541     20,043,942      4,734,598
Consolidated Capital Properties IV                    4,279      10.24%     14,632,000                   142,923,757             --
Consolidated Capital Properties V                       454      10.00%      1,510,899        519,718     15,108,990      5,197,180
Consolidated Capital Properties VI                      261      10.50%        812,830                     7,741,238             --
Shelter Properties I Limited Partnership                806      10.61%      2,602,091                    24,521,957             --
Shelter Properties II Limited Partnership               873      10.42%      2,450,102                    23,507,227             --
Shelter Properties III Limited Partnership              843      10.46%      2,538,281                    24,270,320             --
Shelter Properties IV Limited Partnership             1,620       9.84%      5,699,562                    57,917,002             --
Shelter Properties V Limited Partnership              1,951      10.34%      6,916,006                    66,875,581             --
Shelter Properties VI Limited Partnership             1,457      10.48%      5,194,802                    49,575,462             --
Shelter Properties VII Limited Partnership              566      10.00%      2,256,207                    22,562,070             --
Davidson Growth Plus, L.P.                              688       9.23%      2,812,902                    30,466,456             --
Fox Strategic Housing                                    --      10.00%             --      1,828,623             --     18,286,230
Johnstown Consolidated Institutional Partners            --      10.00%             --      1,494,152             --     14,941,520
National Property Investors 3                         1,090      10.07%      4,624,724                    45,908,869             --
National Property Investors 4                           722      10.00%      3,867,934                    38,679,340             --
National Property Investors 5                         1,471      10.56%      2,412,617                    22,849,162             --
National Property Investors 6                         2,289      10.30%      7,359,397                    71,481,811             --
National Property Investors 7                         1,122      10.13%      3,807,069                    37,571,334             --
National Property Investors 8                           672       9.51%      2,427,292                    25,511,042             --
Century Properties Fund XIV                             850       9.89%      3,121,729                    31,580,408             --
Century Properties Fund XV                              962       9.87%      3,560,251                    36,063,279             --
Century Properties Fund XVI                             472      10.15%      1,266,404                    12,478,639             --
Century Properties Fund XVII                          1,993       9.87%      7,154,413                    72,511,063             --
Century Properties Fund XVIII                           724       9.89%      2,773,359                    28,055,372             --
Century Properties Fund XIX                           2,278       9.41%      8,806,781                    91,611,231             --
Century Properties Growth Fund XXII                   2,895       9.49%     11,616,122                   122,370,636             --
Multi-BenifiRealty Fund '87-1 (A/B)                     778      10.00%      2,412,373                    24,123,730             --
Woodhaven                                               208      10.00%        590,900                     5,909,000             --
Raintree(1)                                             168      10.00%             --                            --             --

Total                                                40,057       9.95%    142,969,211     13,006,142  1,431,019,023    136,343,737


                                                                                                       IPT CAPITAL
                                                       DEBT OUTST      NET WC            NET            OWNERSHIP       APARTMENT
INVESTMENT PARTNERSHIP                                   6/30/98       6/30/98          EQUITY           INTEREST         VALUE
----------------------                                ------------   -----------    ------------        --------     ------------

Consolidated Capital Growth Fund                        30,690,000     4,030,000      32,781,467           49.47%      29,407,120
Consolidated Capital Institutional Properties            4,422,000    13,286,000     141,642,509           40.55%      47,175,065
Consolidated Capital Institutional Properties/2                 --    12,531,000     118,206,334           21.40%       8,037,745
Consolidated Capital Institutional Properties/3         30,525,000    10,070,000      51,633,004           24.71%      13,679,260
Consolidated Capital Properties III                      4,200,000     2,648,000      23,226,540           31.15%       6,242,726
Consolidated Capital Properties IV                      72,225,000    16,936,000      87,634,757           33.66%      48,110,423
Consolidated Capital Properties V                       11,078,000     1,139,000      10,367,170           31.92%       4,823,454
Consolidated Capital Properties VI                       4,375,000     1,955,000       5,321,238           29.34%       2,271,310
Shelter Properties I Limited Partnership                11,420,000     2,767,000      15,868,957           39.40%       9,661,995
Shelter Properties II Limited Partnership                8,447,000     2,725,000      17,785,227           33.46%       7,865,706
Shelter Properties III Limited Partnership               8,188,000     2,485,000      18,567,320           34.04%       8,261,277
Shelter Properties IV Limited Partnership               23,787,000     4,445,000      38,575,002           32.34%      18,733,023
Shelter Properties V Limited Partnership                31,315,000     5,189,000      40,749,581           38.56%      25,784,884
Shelter Properties VI Limited Partnership               26,316,000     4,590,000      27,849,462           27.72%      13,740,930
Shelter Properties VII Limited Partnership              11,025,000     1,011,000      12,548,070           14.80%       3,338,442
Davidson Growth Plus, L.P.                              11,895,000     1,537,000      20,108,456           11.57%       3,526,188
Fox Strategic Housing                                    8,263,000     5,309,000      15,332,230           15.20%              --
Johnstown Consolidated Institutional Farmers             2,325,000     2,284,000      14,900,520           20.95%              --
National Property Investors 3                           24,379,000     3,456,000      24,985,869           45.39%      20,839,550
National Property Investors 4                           19,300,000     3,644,000      23,023,340           62.70%      24,252,797
National Property Investors 5                           11,610,000     1,434,000      12,673,162           47.73%      10,906,133
National Property Investors 6                           26,135,000     4,013,000      49,359,811           44.40%      31,735,422
National Property Investors 7                           20,265,000     3,380,000      21,319,334           42.55%      15,986,715
National Property Investors 8                           10,892,000     2,759,000      17,999,042           38.62%       9,853,410
Century Properties Fund XIV                             16,004,000     2,421,000      18,335,408           51.26%      16,188,812
Century Properties Fund XV                              18,962,000     2,792,000      19,893,279           50.00%      18,032,301
Century Properties Fund XVI                              7,385,000       832,000       5,925,639           38.79%       4,840,227
Century Properties Fund XVII                            37,869,000     6,407,000      41,049,063           41.46%      30,059,534
Century Properties Fund XVIII                           18,457,000     1,412,000      11,010,372           38.73%      10,865,172
Century Properties Fund XIX                             61,004,000     4,339,000      36,946,231           36.68%      34,334,072
Century Properties Growth Fund XXII                     73,462,000     8,930,000      57,838,636           31.69%      38,781,090
Multi-BenifiRealty Fund '87-1 (A/B)                     12,251,000     1,543,000      13,415,730           29.65%       7,152,686
Woodhaven                                                3,768,752       540,184       2,680,432           36.36%       2,148,341
Raintree(1)                                                     --            --              --            0.00%              --

Total                                                  662,239,752   142,839,184   1,049,553,192           34.96%     528,635,872

Negative NOI; partnership valued at 0

LEHMAN BROTHERS                                                               13